Exhibit 99.1

FOR IMMEDIATE RELEASE

INVITROGEN AND APPLIED BIOSYSTEMS AMEND MERGER AGREEMENT TO

ELIMINATE TAX OPINION CONDITION;

STOCKHOLDER MEETINGS TO BE MOVED TO OCTOBER 28, 2008

Carlsbad, Calif. & Foster City, Calif. – October 15, 2008 – Invitrogen Corporation (NASDAQ:IVGN) and Applied Biosystems Inc. (NYSE:ABI) today announced that they have amended their pending merger agreement to eliminate a condition to closing requiring that the parties receive certain opinions of their respective counsel as to the tax treatment of the transaction.

Under the prior terms of the merger agreement, completion of the merger was conditioned on the receipt of an opinion from each party’s counsel to the effect that the merger will be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. Given the unprecedented market conditions of the past few weeks, and the current trading price of Invitrogen’s common stock, the parties determined that they currently might not be able to obtain the necessary opinions because of the relative value of the cash consideration to be received by Applied Biosystems stockholders as compared to the value of the stock consideration they will receive. Applicable tax regulations generally limit the percentage of the consideration that can be paid in cash if the transaction is to qualify as a tax-free reorganization.

In order to allow shareholders of Invitrogen and Applied Biosystems more time to consider the merger agreement amendment, the parties have agreed to delay their previously scheduled special stockholder meetings in connection with the merger. The special stockholder meetings for both Invitrogen and Applied Biosystems will now be held on October 28, 2008. Applied Biosystems will convene its scheduled October 16, 2008 special meeting for the sole purpose of adjourning the meeting, and Invitrogen’s scheduled October 16, 2008 special meeting will be postponed.

Although voting on the merger is still in process, stockholders have thus far overwhelmingly voted in favor of the merger. Any proxies or votes already submitted by stockholders in connection with the special meetings will remain valid, therefore, there is no need to for any stockholders to vote again. In addition, any elections to receive cash, stock or mixed consideration that have already been submitted by Applied Biosystems stockholders will remain valid and will be unaffected by the delay in holding the special meetings or the amendment of the merger agreement.

Invitrogen and Applied Biosystems will be mailing a supplement to the joint proxy statement/prospectus in connection with the merger that was previously sent to stockholders of record as of the close of business on the September 5, 2008 record date. This supplement will provide detailed information regarding the amendment to the merger agreement and the tax implications of the merger. Stockholders are encouraged to read the supplement in its entirety, as well as the joint proxy statement / prospectus. The supplement will be filed with the Securities Exchange Commission and an electronic version will be available on each company’s website.

Stockholders who have not yet voted may do so until the special stockholder meetings, and all proxies will remain revocable until the applicable meeting has been concluded. Applied Biosystems stockholders who have not made their cash, stock or mixed consideration elections may do so until the election deadline two business days prior to the closing of the merger. All elections will remain revocable until the election deadline.

The parties do not expect the delay in holding the special meetings or the amendment of the merger agreement to delay the projected closing date of the merger, which is still expected to occur in November. In addition to the approval of Applied Biosystems and Invitrogen stockholders, the merger is conditioned on, among other matters, receipt of antitrust clearance under the European Council Merger Regulation.

The special meeting of Invitrogen shareholders to consider the proposed acquisition of Applied Biosystems will now be held on October 28, 2008, at 9:30 a.m. Pacific Standard Time at Invitrogen’s headquarters, 5781Van Allen Way, Carlsbad, CA 92008. Applied Biosystems’ special meeting of shareholders will now be held on October 28, 2008, at 9:00 a.m. Eastern Daylight Time at the headquarters of Applied Biosystems, 301 Merritt 7, Norwalk, CT 06851.

Under the U.S. tax code, if the merger qualifies as a tax-free reorganization for tax purposes, gain realized by a U.S. holder of Applied Biosystems stock will only be taxable to the extent of the cash portion of the merger consideration. Loss, if any, will not be recognized at the time of the merger. If the merger does not qualify as a tax-free reorganization, then U.S. holders of Applied Biosystems stock will recognize gain (or loss) to the extent that the value of the cash and stock consideration they receive exceeds (or is less than) the tax basis of the Applied Biosystems shares they own. There should be no consequences for U.S. holders of Invitrogen common stock if the merger does not qualify as a tax-free reorganization. Stockholders are encouraged to obtain the advice of their personal tax advisors to make their own determination on the tax consequences to them of the merger.

Invitrogen and Applied Biosystems have received opinions from their respective counsel that, regardless of whether the merger qualifies as a tax-free reorganization, the merger will not be taxable to either company.

About Invitrogen

Invitrogen Corporation (NASDAQ: IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, stem cells, cell therapy and cell biology – placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, CA, and conducts business in more than 70 countries around the world. The company employs approximately 4,700 scientists and other professionals and had revenues of approximately $1.3 billion in 2007. For more information, visit www.Invitrogen.com.

About Applied Biosystems Inc.

Applied Biosystems Inc. (formerly known as Applera Corporation) is a global leader in the development and marketing of instrument-based systems, consumables, software, and services for academic research, the life science industry and commercial markets. Driven by its employees’ belief in the power of science to improve the human condition, the company commercializes innovative technology solutions for DNA, RNA, protein and small molecule analysis. Customers across the disciplines of academic and clinical research, pharmaceutical research and manufacturing, forensic DNA analysis, and agricultural biotechnology use the company’s tools and services to accelerate scientific discovery, improve processes related to drug discovery and development, detect potentially pathogenic microorganisms, and identify individuals based on DNA sources. Applied Biosystems has a comprehensive service and field applications support team for a global installed base of high-performance genetic and protein analysis solutions. Applied Biosystems is headquartered in Norwalk, CT. Information about Applied Biosystems, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.appliedbiosystems.com. All information in this news release is as of the date of the release, and Applied Biosystems does not undertake any duty to update this information unless required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Invitrogen and Applied Biosystems have filed a joint proxy statement/prospectus as part of a registration statement on Form S-4 regarding the proposed transaction with the Securities and Exchange Commission, or SEC. The definitive joint proxy statement/prospectus has been mailed to shareholders of both companies. A supplement to the definitive joint proxy statement / prospectus will be filed with the SEC and mailed to stockholders of both companies. Investors and security holders are urged to read the joint proxy statement/prospectus in its entirety, including the supplement thereto, because it contains important information about Invitrogen and Applied Biosystems and the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus, including the supplement thereto, and other documents at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus, including the supplement thereto, and other relevant documents may also be obtained free of charge from Invitrogen by directing such requests to: Invitrogen Corporation, Attention: Investor Relations, 5791 Van Allen Way, Carlsbad, CA 92008, and from Applied Biosystems Inc. at: Applied Biosystems Inc., Attention: Investor Relations 850 Lincoln Center Drive, Foster City, CA 94404.

PARTICIPANTS IN THE SOLICITATION

Invitrogen and Applied Biosystems and their respective directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning all of the participants in the solicitation is included in the joint proxy statement/prospectus relating to the proposed merger. This document is available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and from: Invitrogen Investor Relations, telephone: 760-603-7200 or on Invitrogen’s website at http://www.invitrogen.com; or from Applied Biosystems Investor Relations, telephone: (650) 554-2449 or on the Applied Biosystems’ web site at http://www.appliedbiosystems.com.

Safe Harbor Statement

Certain statements contained in this press release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s and Applied Biosystems’ intent that such statements be protected by the safe harbor created thereby. Forward looking statements include but are not limited to statements regarding the timing of and satisfaction of conditions to the merger, whether any of the anticipated benefits of the merger will be realized, future revenues, future net income, future cash flows, financial forecasts, future competitive positioning and business synergies, future acquisition cost savings, future expectations that the merger will be accretive to GAAP and cash earnings per share, future market demand, future benefits to stockholders, future debt payments and future economic and industry conditions. Potential risks and uncertainties include, but are not limited to potential difficulties that may be encountered in integrating the merged businesses; potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the merger; uncertainties regarding approval of the transaction by the stockholders of the companies and the satisfaction of other closing conditions to the transaction; Invitrogen’s and Applied Biosystems’ ability to protect their respective intellectual property rights; competitive responses to the merger; an economic downturn, including the deterioration in economic and market conditions currently being experienced; risks that revenues following the merger may be lower than expected; Invitrogen’s and Applied Biosystems’ ability to make accurate estimates and control costs; Invitrogen’s and Applied Biosystems’ and their respective partners’ ability to bid on, win, perform and renew contracts and projects; the need to develop new products and adapt to significant technological change; exposure to environmental liabilities and litigation; liabilities for pending and future litigation; the impact of changes in laws and regulations; industry competition; Invitrogen’s ability to obtain the financing required to complete the merger, and the terms of such financing; Invitrogen’s and Applied Biosystems’ ability to attract and retain key employees; employee, agent or partner misconduct; risks associated with changes in equity-based compensation requirements; Invitrogen’s and Applied Biosystems’ leveraged position and ability to service debt; risks associated with international operations; third-party software risks; terrorist and natural disaster risks; anti-takeover risks and other factors; and other risks and uncertainties detailed from time to time in Invitrogen’s and Applied Biosystems’ SEC filings.

Contact Information:

Invitrogen contact: Investors: Amanda Clardy (760) 603-7200 ir@invitrogen.com	Applied Biosystems contact: Investors: Peter Dworkin (650) 554-2479 peter.dworkin@appliedbiosystems.com

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